Exhibit 32.1
CERTIFICATION PURSUANT TO RULE 13a-14(b) OF
THE SECURITIES EXCHANGE ACT OF 1934
In connection with the quarterly report on Form 10-Q of Youbet.com, Inc. (the “Company”) for the period ended June 30, 2007, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Charles F. Champion, Chief Executive Officer of the Company, and I, James A. Burk, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 9, 2007	By:	/s/ Charles F. Champion
Charles F. Champion
President and Chief Executive Officer

November 9, 2007	By:	/s/ James A. Burk
James A. Burk
Chief Financial Officer

A signed original of this written statement required by Section 906, or other documentation authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by Youbet.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification “accompanies” the Report, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).